IDB COMMUNICATIONS GROUP, INC.

                COMPUTATION OF NET INCOME PER SHARE
                FOR THE YEAR ENDED DECEMBER 31, 1993

   Primary earnings per share:

   Common shares outstanding at           44,817,000
   January 1, 1993

   Common stock issuances in 1993:
   TRT acquisition phase I -               3,821,000
   4,095,000 shares in January
   TRT acquisition phase II -              2,548,000
   10,080,000 shares in September
   May equity offering of 4,724,997        2,886,000
   shares
   Other                                     230,000

   Preferred stock converted to              747,000
   common stock in 1993

   Average dilutive common stock           4,009,000
   options outstanding

   Shares assumed to be repurchased      (1,177,000)
   under treasury stock method using
   average market price of $11.84

   Total weighted average shares          57,881,000
   outstanding

   Income before preferred stock         $20,139,000
   dividend and extraordinary item
   Preferred stock dividend               (1,232,000)
   Income available to common             18,907,000
   shareholders before extraordinary
   item
   Extraordinary item net of tax of       (7,949,000)
   $5,639,000
   Net income available to common
   shareholders                          $10,958,000

    Primary earnings per share:
   Income available to common                 $0.33
   shareholders before extraordinary
   item
   Extraordinary item                         (0.14)
   Net income available to common             $0.19
   shareholders













                       IDB COMMUNICATIONS GROUP, INC.

                COMPUTATION OF NET INCOME PER SHARE
                FOR THE YEAR ENDED DECEMBER 31, 1993



   Fully diluted earnings per share:

   Common shares outstanding at January 1,       44,817,000
   1993

   Common stock issuances in 1993:
   TRT acquisition phase I - 4,095,000 shares     3,821,000
   in January
   TRT acquisition phase II - 10,080,000          2,548,000
   shares in September
   May equity offering of 4,724,997 shares        2,886,000
   Other                                            230,000

   Convertible preferred stock assumed to be      6,159,000
   converted as of January 1, 1993

   Average dilutive common stock options          4,009,000
   outstanding

   Shares assumed to be repurchased under          (818,000)
   treasury stock method using the higher of
   the average market price or ending market
   price of $17.46

   Total weighted average shares outstanding     63,652,000


   Income before extraordinary item             $20,139,000
   Extraordinary item net of tax of              (7,949,000)
   $5,639,000
   Net income before preferred stock dividend   $12,190,000

   Fully diluted earnings per share:
   Income before extraordinary item                   $0.32
   Extraordinary item                                 (0.13)
   Net income before preferred stock dividend         $0.19